                                                                     EXHIBIT 4.4


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                 REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT

                                     among

                              INTIRA CORPORATION,

                                   as Issuer,

                                      and

                                 THE PURCHASERS

                                  named herein

                          Dated as of January 31, 2000

================================================================================

          THIS REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT (the "Agreement")
                                                                    ---------
is made and entered into as of January 31, 2000, among Intira Corporation, a Delaware corporation (the "Issuer"), and the Purchasers listed on the signature
                           ------
pages thereto (each a "Purchaser" and, collectively, the "Purchasers").
                       ---------                          ----------

          This Agreement is made pursuant to the Purchase Agreement, dated as of January 31, 2000, between the Issuer and the Purchasers (the "Purchase
                                                              --------
Agreement"), relating to the sale by the Issuer to the Purchasers of (i)
---------
$188,500,000 initial aggregate principal amount at maturity of the Issuer's 13% Senior Discount Notes Due 2010 (the "Notes"), (ii) Series A Warrants (the
                                     -----
"Series A Warrants") to purchase 3,114,160 shares of Common Stock of the Issuer
------------------
and (iii) Series B Warrants (the "Series B Warrants") to purchase 1,070,160
                                  -----------------
shares of Common Stock of the Issuer (collectively, the "Purchased Securities").
                                                         --------------------
In order to induce the Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Holders (as defined herein) the registration rights and other rights for the Registrable Securities (as defined herein) set forth in this Agreement. The execution of this Agreement is a condition to the obligations of the Purchasers to purchase the Purchased Securities under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  Definitions.  As used in this Agreement, the following capitalized
              -----------
defined terms shall have the following meanings:

          "Advice" shall have the meaning ascribed to that term in the last
           ------
     paragraph of Section 4.

          "Affiliate" means, with respect to any specified Person:  (i) any
           ---------
     other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. With respect to a Purchaser, an Affiliate shall also include, without limitation, any Person managed or advised by, or controlling or under common control with, such Purchaser or any of its Affiliates.

          "Agreement" shall have the meaning ascribed to that term in the
           ---------
     preamble hereto.

          "Blackout Period" shall have the meaning ascribed to that term in
           ---------------
     Section 2.1.

          "Board of Directors" shall mean the Board of Directors of the Issuer
           ------------------
     or any authorized committee of such Board of Directors.

          "Business Day" shall mean a day that is not a Legal Holiday.
           ------------

          "Capital Stock" shall mean, (i) with respect to any Person that is a
           -------------
     corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and
     (iii) any rights, warrants or options exchangeable for or convertible into any of the foregoing.

          "Common Stock" shall mean the authorized Common Stock, $.001 par
           ------------
     value, of the Issuer, and any stock into which such Common Stock may thereafter be converted or changed.

          "Demand" shall have the meaning ascribed to that term in Section 2.1.
           ------

          "Demand Registration" shall have the meaning ascribed to that term in
           -------------------
     Section 2.1.

          "Disinterested Directors" shall mean, with respect to any transaction
           -----------------------
     or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Effectiveness Period" shall have the meaning ascribed to that term in
           --------------------
     Section 2.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended from time to time.

          "Fair Market Value" shall mean with respect to any asset or property,
           -----------------
     the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be conclusively determined by the Board of Directors acting in good faith evidenced by a board resolution thereof.

          "Holder" shall mean each of the Purchasers, for so long as the
           ------
     Purchasers own any Registrable Securities, and their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

          "Included Securities" shall have the meaning ascribed to that term in
           -------------------
     the Section 3.3.

          "Initial Public Equity Offering" shall mean the first underwritten
           ------------------------------
     public offering (but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Issuer pursuant to an effective registration statement under the Securities Act.

          "Issuer" shall have the meaning ascribed to that term in the preamble
           ------
     hereto and shall also include the Issuer's successors.

          "Legal Holiday" shall mean a Saturday, a Sunday or a day on which
           -------------
     banking institutions in The City of New York or San Francisco, California or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "Lock-Up Period" shall have the meaning ascribed to that term in
           --------------
     Section 2.1.

          "Person" means any individual, corporation (including, without
           ------
     limitation, a business trust, professional corporation and insurance company), limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any legally recognizable entity.

          "Piggy-Back Registration" shall have the meaning ascribed to that term
           -----------------------
     in Section 2.2.

          "Prospectus" shall mean the prospectus included in any Registration
           ----------
     Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          "Purchase Agreement" shall have the meaning ascribed to that term in
           ------------------
     the preamble hereto.

          "Purchased Securities" shall have the meaning ascribed to that term in
           --------------------
     the preamble hereto.

          "Purchasers" shall have the meaning ascribed to that term in the
           ----------
     preamble hereto.

          "Registrable Securities" shall mean the Warrant Shares deliverable
           ----------------------
     upon exercise of the Warrants, as adjusted from time to time in accordance with the Warrants. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder in accordance with such Registration Statement; (b) such securities shall be eligible for sale to the public pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act without being subject to the volume limitations in Rule 144(e) (assuming that for purposes of this clause (b) that no Holder is an affiliate (as defined in Rule 144) and the Warrants are exercised on a cashless basis as provided therein) of the Issuer; (c) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (d) such securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean all expenses incident to the
           ---------------------
     Issuer's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, in the event of an underwritten offering, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Issuer and all independent certified public accountants, and, in the event of an underwritten offering, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commis-sions or transfer taxes, if any, or fees and expenses of counsel and/or experts for the Holders, in each case attributable to the sale of Registrable Securities by Holders of such Registrable Securities).

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Issuer which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Requisite Shares" shall mean a number of Registrable Securities
           ----------------
     equivalent to more than 50% of the Warrant Shares issuable pursuant to the Warrants as of the date hereof; provided that no account shall be taken of
                                     --------
     the Registrable Securities underlying the Series B Warrants prior to the Triggering Event with respect to the Series B Warrants.

          "Rule 144" shall mean Rule 144 under the Securities Act (or any
           --------
     successor provision), as it may be amended from time to time.

          "Rule 144A" shall mean Rule 144A under the Securities Act (or any
           ---------
     successor provision), as such Rule may be amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended and
           --------------
     the rules and regulations promulgated by the Commission thereunder.

          "Series A Warrants" shall have the meaning ascribed to that term in
           -----------------
     the preamble hereto.

          "Series B Warrants" shall have the meaning ascribed to that term in
           -----------------
     the preamble hereto.

          "Triggering Event" shall mean, as to any Registrable Securities, the
           ----------------
     occurrence of the Exercisability Date as defined in the Warrant; provided
                                                                      --------
     that, in the case of the Series B Warrants, a Disqualifying Event (as defined in the Series B Warrant) shall not previously have occurred.

          "Voting Stock" shall mean any class or classes of Capital Stock
           ------------
     pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency); provided that the Issuer Preferred Stock will be considered
                   --------
     Voting Stock to the extent, at any time, the voting rights therein entitle the holders thereof to designate a director.

          "Warrants" shall mean the Series A Warrants and Series B Warrants sold
           --------
     to the Purchasers pursuant to the Purchase Agreement, whether held by any of them or any subsequent assignee or transferee.

          "Warrant Shares" shall, with respect to Series A Warrants, have the
           --------------
     meaning provided in the Series A Warrants, and, with respect to the Series B Warrants, have the meaning provided in the Series B Warrants.

          "Withdrawal Election" shall have the meaning ascribed to that term in
           -------------------
     Section 2.3.

          2.   Registration Rights and Other Rights and Obligations of the
               -----------------------------------------------------------
Holders.
-------

          2.1. Demand Registration.  (a)  Request for Registration.  At any time
               -------------------        ------------------------
on or after the earlier of (1) the 140th day following an Initial Public Equity Offering or (2) the occurrence of a Triggering Event, Holders owning, individually or in the aggregate, at least the Requisite Shares may make up to two written requests (a "Demand") for registration under the Securities Act of
                         ------
their Registrable Securities (a "Demand Registration"); provided that (i) it
                                 -------------------    --------
shall not be necessary to exercise any Warrants except in connection with a sale of the underlying Registrable Securities and (ii) no Demand may be made to register Registrable Securities constituting or underlying Series B Warrants prior to the Triggering Event with respect to such Registrable Securities. Any such Demand will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Subject to the other provisions of this Section 2.1, the Issuer shall give written notice of such Demand within 10 days after the receipt thereof to all other Holders. Within 15 days after receipt of such notice by any Holder, such Holder may request in writing that its Registrable Securities be included in such registration and the Issuer shall include in the Demand Registration the Registrable Securities of any such selling Holder requested to be so included. Each such request by such other selling Holders shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a Demand, the Issuer will (i) prepare and file within 45 days of such Demand and use its reasonable best efforts to cause to become effective within 90 days of such filing a Registration Statement in respect of all the Registrable Securities which Holders request for inclusion therein; provided that if such Demand occurs during a Black Out Period (as defined below)
--------
or a period (not to exceed 180 days) during which the Issuer is prohibited or restricted from issuing, selling or registering Common Stock pursuant to any underwriting or purchase agreement relating to an underwritten public offering of Common Stock or securities convertible into or exchangeable for Common Stock under Rule 144A or registered under the Securities Act or any agreement with a securityholder of the Issuer exercising registration rights pursuant to the agreements set forth in Schedule 1 attached hereto (a "Lock-Up
                                        ----------                     -------
Period"), the Issuer shall not be required to file such Registration Statement
------
prior to the end of the Black Out Period or Lock-Up Period, as the case may be, in which event, the Issuer will use its best efforts to cause such Registration Statement to become effective no later than the later of (a) 180 days after such Demand, (b) 90 days after the end of the Black Out Period or Lock-Up Period or
(c) the date that would otherwise apply under this clause (i) above, as the case may be; provided, further, that in the case of a Lock-Up Period under an
        --------  -------
underwriting agreement for the Initial Public Equity Offering, the foregoing proviso shall not otherwise delay the Issuer's obligations hereunder and (ii) keep such Registration Statement effective for the shorter of (a) 60 days and
(b) such period of time as all of the Registrable Securities included in such Registration Statement have been sold thereunder (the "Effectiveness Period").
                                                       --------------------
Notwithstanding anything set forth in the immediately preceding sentence, the Issuer may postpone the filing period, suspend the effectiveness of any registration, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period, in the case of any particular Demand Registration, not to exceed an aggregate of 60 days ("Black Out Period") if (i) an event or circumstance occurs
                       ----------------
and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Issuer's good faith judgment, based on advice of qualified counsel, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
(ii)(A) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided, further that, if the effectiveness of any Registration Statement is
--------  -------
suspended as a result of a Black Out Period, the Effectiveness Period shall be extended by the number of days in any Black Out Period. Any suspension with respect to the Registration Statement shall not be limited in the aggregate (other than as set forth above), but each such Black Out Period shall continue only for as long as reasonably necessary, in the good faith judgment of the Issuer, to avoid the circumstances described in clauses (i) and (ii) above or to amend the Registration Statement or supplement the Prospectus to comply with the requirements of the Securities Act.

          In the event of the occurrence of any Black Out Period during an Effectiveness Period or Lock-Up Period, the Issuer will promptly notify the Holders of Registrable Securities thereof in writing.

          (b)  Effective Registration.  Except as specifically provided herein,
               ----------------------
the Issuer is only required to effect two Demand Registrations under this Agreement (whether or not all of the Holders of Registrable Securities elect to participate in such Demand Registration on the basis set forth herein). A registration will not be deemed to have been effected as a Demand Registration, and thereby satisfy the obligation hereunder, unless it has been declared effective by the SEC and the Issuer has complied in all material respects with its obligations under this Agreement with respect thereto, subject to the penultimate sentence of this Section 2.1(b); provided that if, after it has
                                             --------
become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the act or omissions of the Holders) for the period of time contemplated hereby, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or
(ii) the registration requested pursuant to this Section 2.1 does not remain effective for the Effectiveness Period, then the Issuer shall not be deemed to have effected a Demand Registration and its obligations pursuant to this Section
2.1 will continue. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of the Registrable Securities are withdrawn from the Demand Registration so that such Registration Statement does not cover that number of Registrable Securities at least equal to 25% of the Shares outstanding as of such date, the Holders who have not withdrawn their Registrable Securities shall have the opportunity to include an additional number of Registrable Securities in the Demand Registration so that such Registration Statement covers that number of Registrable Securities at least equal to 25% of the Registrable Securities outstanding as of such date.
If an additional number of Registrable Securities is not so included, the Issuer may withdraw the Registration Statement. Such withdrawn Registration Statement will nonetheless count as a Demand Registration pursuant to this Section 2.1. Except as set forth in the last sentence of Section 2.1(c), without the prior written consent of the Requisite Holders no other securityholder of the Issuer shall be permitted to include their securities in a Demand Registration.

          (c)  Priority in Demand Registrations Pursuant to Section 2.1.  If a
               --------------------------------------------------------
Demand Registration pursuant to this Section 2.1 involves an underwritten offering and the lead managing underwriter advises the Issuer in writing that, in its view, the number of Registrable Securities requested by the Holders to be included in such registration, together with any other securities permitted to be included in such registration exceeds the number which, in the view of such lead managing underwriter, can be sold, then the number of such Registrable Securities to be included in such registration shall be allocated pro rata among
                                                                  --------
all requesting Holders
on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any Registrable Securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the view of the lead managing underwriter, can be sold, other securityholders of the Issuer may include in such registration the securities such securityholders propose to sell up to the number of securities that, in the view of the lead managing underwriter, can be sold without materially and adversely affecting the success of the offering, including the price at which the Registrable Securities can be sold.

          (d)  Selection of Underwriter.  If the Holders so elect, the offering
               ------------------------
of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. Holders of the Requisite Shares shall select one or more nationally recognized firms of investment bankers (to whom the Issuer shall not have reasonably objected) to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

          (e)  Expenses.  The Issuer will pay all Registration Expenses in
               --------
connection with the registrations requested pursuant to Section 2.1(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to any registration statement requested pursuant to this
Section 2.1.

          2.2.  Piggy-Back Registration.  If at any time the Issuer proposes to
                -----------------------
file a Registration Statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any of its respective securityholders of any Securities (other than (i) an Initial Public Equity Offering, unless other securityholders of the Issuer are participating therein; (ii) a registration statement on Form S-4 or S-8 (or any substitute or comparable forms that may be adopted by the SEC); (iii) a registration statement filed in connection with an offer or offering of securities solely to the Issuer's existing securityholders; (iv) a Demand Registration), then the Issuer shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 15 Business Days before the anticipated filing date or, if confidentiality is necessary, within one business day following the anticipated filing date; provided, in any such
                                                        --------
case, the Holders have not less than 20 Business Days notice prior to the pricing of the offering), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Issuer shall use its
                          -----------------------
best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof; provided, however, in no event shall the Issuer be required to reduce the number
--------  -------
of securities proposed to be sold by the Issuer or alter the terms of the securities proposed to be sold by the Issuer in order to induce the managing underwriter or underwriters to permit Registrable Securities to be included.
Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section
2.2 by giving written notice to the Issuer of its request to withdraw prior to the effectiveness of the Registration Statement. The Issuer may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that the Issuer shall give prompt notice thereof to participating
--------
Holders. The Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 2.2.

          No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Issuer of its obligation to effect a registration upon the request of Holders pursuant to
Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

          2.3.  Reduction of Offering.  (a)  Piggy-Back Registration. If the
                ---------------------        -----------------------
lead managing underwriter of any underwritten offering described in Section 2.2 has informed, in writing, the Holders of the Registrable Securities requesting inclusion in such offering that it is its view that the total number of securities which the Issuer, the Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the number of securities included in such offering (other than the securities of the Issuer included in such offering) shall be reduced or limited pro rata in proportion to the
                                           --- ----
respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter; provided that if such offering is effected for the account
                      --------
of any securityholder of the Issuer other than the Holders, pursuant to the demand registration rights of any such securityholder, then the number of securities to be offered for the account of the Issuer (if any) and the Holders shall be reduced or limited pro rata in proportion to the respective number of
                            --- ----
securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter. If a reduction in the Registrable Securities pursuant to this paragraph would, in the judgment of the lead managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

          In the event a securityholder of the Issuer exercises piggyback registration rights under Section 2.3 of the Amended and Restated Investors' Rights Agreement (the "Rights Agreement"), dated June 30, 1999, with respect to an offering in which any Holders also request inclusion in such offering pursuant to Section 2.2 of this Agreement, then the number of securities to be offered shall be reduced or limited in accordance with the Rights Agreement.

          If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided that a Withdrawal Election
                 -------------------    --------
shall be made prior to the effectiveness of the Registration Statement and shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

          2.4.  Lock-Up of Holders.  If the Issuer has reasonably complied with
                ------------------
all of its obligations under this Agreement, all Holders of Registrable Securities, upon request of the lead managing underwriter with respect to such underwritten public offering, agree not to sell or otherwise dispose of any Registrable Security owned by them for a period not to exceed 180 days from the consummation of such underwritten public offering.

          3.    Covenants and Board Rights.
                --------------------------

          3.1.  Affiliate Transactions.  So long as the original Purchasers
                ----------------------
(including any of their Affiliates) beneficially own 50% or more of the shares of Common Stock originally issuable to such Purchasers under the Warrants on an as converted basis (after giving effect to any adjustments made pursuant to the terms thereof), the Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, without the prior written consent of the holders of a majority of the Warrants and Warrant Shares, (A) issue any Capital Stock at a price that is less than the Current Market Price (as defined in the Warrants) of such Capital Stock (other than pursuant to the exercise of stock options issued to employees, officers or directors as of the date hereof or as hereafter approved by a majority of the Board of Directors, including a majority of Disinterested Directors) and (B) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
                   ---------------------

             (i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person entered into on an arm's-length basis; and

             (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $1.0 million or more, the Issuer delivers to the Purchasers a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the Disinterested Directors and certifying that such Affiliate Transaction complies with clause (i) above and is in the best interests of the Issuer or such Restricted Subsidiary; provided that if there are either no Disinterested Directors or the
     --------
     Affiliate Transaction is occurring prior to a Liquidity Event and the consideration therefor would equal $5.0 million or more, the Issuer must deliver a favorable written opinion from an Independent Financial Advisor as to the fairness to the Issuer or its Restricted Subsidiaries of such Affiliate Transaction from a financial point of view.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

             (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan or program, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans or (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business;

             (ii) transactions between or among the Issuer and/or the Restricted Subsidiaries;

             (iii) payment of reasonable director's fees;

             (iv) Affiliate Transactions in effect or approved by the Board of Directors on the Closing Time and set forth on Schedule 8.06 to the
                                                    -------------
     Purchase Agreement, including any amendments thereto (provided that the
                                                           --------
     terms of such amendments are not
     materially less favorable to the Issuer or the Restricted Subsidiary than the terms of such agreement prior to such amendment); and

             (v) Restricted Payments that are permitted under Section 8.02 to the Purchase Agreement and Permitted Investments described under clause
     (d), (e) and (g) of the definition thereof;

             (vi) transactions with Ascend Communications, Inc. and its Affiliates in the ordinary course of business on terms no less favorable, taken as a whole, than could be obtained on an arm's length basis; and

             (vii) customary investment and commercial banking services from The Chase Manhattan Bank and its Affiliates.

             3.2.  Board Rights.  Subject to the last sentence of this
                   ------------
paragraph, the original Purchasers (and holders of Warrants and Warrant Shares that are Affiliates of the original Purchasers) who beneficially own in aggregate 50% or more of the shares of Common Stock originally issuable to such Purchasers under the Warrants on an as converted basis (after giving effect to any adjustments made pursuant to the terms hereof) (the "Original Purchasers")
                                                         -------------------
will have the right, (by a majority in interest) prior to the earlier of an Initial Public Equity Offering or a Warrant Change of Control, to collectively designate and vote for election one member of the Board of Directors that is independent of the Purchasers and their Affiliates. Such designee shall be reasonably acceptable to the other directors of the Issuer. Such right shall terminate as to the original Purchasers (and their Affiliates) if they cease to beneficially own 50% or more of the Warrants and Warrant Shares originally issued to them in aggregate (after giving effect to any adjustments made pursuant to the terms thereof). Any such designee shall be subject to removal only with the consent of Persons having the right to designate a director under this Section 3.2, but may be removed for cause otherwise in accordance with the Issuer's certificate of incorporation and bylaws.

             4.    Registration Procedures.
                   -----------------------

             In connection with the obligations of the Issuer with respect to any Registration Statement pursuant to Sections 2.1 and 2.2 hereof, the Issuer shall:

             (a) A reasonable period of time prior to the initial filing of a Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders of the Registrable Securities included in such Registration Statement, and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents

     (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and such underwriters, if any, and use reasonable commercial efforts to cause the officers and directors of the Issuer, counsel to the Issuer and independent certified public accountants to the Issuer to respond to such reasonable inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Issuer shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities included in such Registration Statement shall reasonably object on a timely basis;

             (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

             (c) Notify the holders of Registrable Securities to be sold and the managing underwriters, if any, promptly, and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction described in
     Section 4(h), at the earliest practicable moment;

             (e) If requested by the lead managing underwriters, if any, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, reasonably believe should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be
                          --------  -------
     required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Issuer, violate applicable law;

             (f) Upon written request to the Issuer, furnish to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

             (g) Deliver to each Holder of Registrable Securities to be sold pursuant to a Registration Statement, and the underwriters, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

             (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders of Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; and keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Issuer
                                            --------  -------
     shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not so subject;

             (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or such Holders may request at least 5 Business Days prior to any sale of Registrable Securities;

             (j) Upon the occurrence of any event contemplated by Section 4(c)(v), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (k) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any) in order to expedite or facilitate the disposition of such Registrable Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the underwriters and selling Holders, if any, with respect to the business of the Issuer and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration

     Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters, and selling Holders, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters or selling Holders; (iii) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each of the underwriters and selling Holders, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters, if any, than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to the managing underwriters, if any); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold or by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer;

             (l) Make available for inspection by a representative of any selling Holders and underwriter participating in any such disposition of Registrable Securities, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, corporate documents and properties of the Issuer and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer) and cause the officers, directors, agents and employees of the Issuer and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement; provided,
                                                                --------
     however, that such persons must not be competitors of the Issuer or any of
     -------
     its Subsidiaries or associated with any such competitor or Affiliate in any material respect and shall first agree in writing with the

     Issuer that any information that is reasonably and in good faith designated by the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of the Registration Statement or the use of any Prospectus); (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person; or (iv) such information becomes available to such Person from a source other than the Issuer and its subsidiaries and such source is not bound by a confidentiality agreement;

             (m) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158 under the Securities Act; and

             (n) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

             The Issuer may require a Holder of Registrable Securities to be included in a Registration Statement to furnish to the Issuer such information regarding (i) the intended method of distribution of such Registrable Securities; (ii) such Holder; and (iii) the Registrable Securities held by such Holder as is required by law to be disclosed in such Registration Statement and the Issuer may exclude from such Registration Statement the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Issuer shall not be required to provide indemnification to any Underwriter or any other person relating to information referred to in clauses (i) and (ii) provided to the Issuer in writing specifically for inclusion in such Registration Statement.

             If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such

Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

             Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable
                 ------
Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Issuer shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

             5.   Indemnification and Contribution.
                  --------------------------------

             (a) The Issuer shall indemnify and hold harmless each Holder, each underwriter who participates in an offering of Registrable Securities, their respective Affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

             (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Issuer; and

             (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel chosen by the Holders or any underwriter (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
     Section 5(a);

provided that this indemnity does not apply to any loss, liability, claim,
--------
damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Issuer by a Holder or any underwriter in writing expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or
(ii) contained in any preliminary prospectus if such Holder or such underwriter failed to send or deliver a copy of the Prospectus (in the form it was first provided to such parties for confirmation of sales) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such delivery is required by the Securities Act and such Prospectus would have corrected such untrue statement or omission. Any amounts advanced by the Issuer to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Issuer if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Issuer.

             (b) By accepting the benefits of this Agreement, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors, officers (including each officer of the Issuer who signed the Registration

Statement), employees and agents and each Person, if any, who controls the Issuer, any underwriter or any other selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto).

             (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after delivery of such notice to the indemnified party, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen thereby and approved by the indemnified parties defendant in such action; provided that if any such indemnified party reasonably determines, based on
--------
advice of counsel, that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

             (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 5 is held to be unavailable to the indemnified parties for legal reasons although applicable in accordance with its terms, the Issuer and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Issuer and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the
--------
meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Issuer and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Issuer, on the one hand, and Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into
--- ----
account the relevant equitable considerations. For purposes of this Section 5, each Affiliate of each Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such Affiliate within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer.

             6.   Underwritten Registrations
                  --------------------------

             No Person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

             7.   Miscellaneous
                  -------------

             (a)  Remedies.  In the event of a breach by the Issuer or by a
                  --------
Holder of any of its obligations under this Agreement, each Holder and the Issuer, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer and each Holder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

             (b)   Amendments and Waivers.  The provisions of this Agreement,
                   ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of a majority of the Warrants and Warrant Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this
                             --------  -------
sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 5 shall be made or given otherwise than with the prior written consent of each Holder or former Holder affected thereby.

             (c)   Notices.  All notices and other communications provided for
                   -------
herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopier:

             (i)   if to the Issuer, as provided in the Purchase Agreement,

             (ii) if to the Purchasers, as provided in the Purchase Agreement, or

             (iii) if to any other Person who is then the registered Holder of Shares or Registrable Securities, to the address of such Holder as it appears in the register therefor of the Issuer.

             Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

             (d)   Successors and Assigns.  This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Issuer may not assign any of its rights hereunder without the prior written consent of each Holder; provided that in the
                                                            --------
case of a merger or consolidation of the Issuer with another Person pursuant to which the issuer or issuers of any securities issued to Holders in connection with such merger or consolidation, such issuer or issuers become obligated under this Agreement. Notwithstanding the foregoing, no successor or assignee of the Issuer shall have any of the rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations. If any transferee of any Holder shall acquire Warrant Shares in any manner, whether by operation of law or otherwise, such Warrant Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Warrant Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          Notwithstanding anything herein to the contrary, the Issuer and its Subsidiaries will be permitted to undertake the Reorganization at any time and, upon the effectiveness of such Reorganization, Opco (if it is the Issuer) will be released from all of the obligations hereunder; provided that the holding
                                                   --------
company resulting from the Reorganization shall have assumed all of the obligations of the Issuer and shall be substituted for (so that from and after the date of the Reorganization, the provisions of this Agreement referring to the "Issuer" shall refer instead to the new holding company and not to the initial issuer), and may exercise every right and power of, the Issuer under this Agreement with the same effect as if it had been named herein as the issuer and the prior issuer shall be released from the obligations.

             (e)  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

             (f)  Governing Law; Submission to Jurisdiction.  THIS AGREEMENT
                  -----------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE ISSUER, THE EXISTING STOCKHOLDERS AND THE PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

             (g)  Severability.  The remedies provided herein are cumulative and
                  ------------
not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

             (h)  Headings.  The headings in this Agreement are for convenience
                  --------
of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section", "paragraph" and "clause" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

             (i)  Legends.  Each Holder agrees that the legend required by the
                  -------
Warrants and the Purchase Agreement shall be placed on certificates representing any Warrant Shares owned by them.

             The Issuer agrees to remove the legend on the Warrant Shares upon the resale of such Warrant Shares in accordance with the terms of this Agreement.

             (j)  No Conflicting Agreements.  After the date hereof, the Issuer
                  -------------------------
will not enter into any agreement that conflicts with the rights granted to the Holders and indemnified persons in this Agreement or otherwise conflicts with the provisions hereof. After the date hereof, without the written consent of the Holders of a majority of the Warrants and Warrant Shares constituting Registrable Securities, the Issuer shall not grant to any Person any rights which conflict with the provisions of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Registration Rights and Stockholders Agreement to be duly executed and delivered as of the date first above written.



                                           INTIRA CORPORATION


                                           By:  /s/ David Boone
                                              -------------------------------
                                              Name: David Boone
                                              Title:   Chief Financial Officer

                                     ARES LEVERAGED INVESTMENT
                                       FUND, L.P.

                                     By:  ARES MANAGEMENT, L.P., its
                                            General Partner

                                     By:  /s/ Eric Beckman
                                        ----------------------------------
                                        Name:  Eric Beckman
                                        Title: Vice President


                                     ARES LEVERAGED INVESTMENT
                                       FUND II, L.P.

                                     By:  ARES MANAGEMENT, L.P., its
                                            General Partner

                                     By:  /s/ Eric Beckman
                                        ----------------------------------
                                        Name:  Eric Beckman
                                        Title: Vice President

                                     MAGNETITE ASSET INVESTORS L.L.C.

                                     By: BlackRock Financial Management, Inc.,
                                           As Managing Member

                                     By:  /s/ Dennis M. Schaney
                                        ----------------------------------
                                        Name:  Dennis M. Schaney
                                        Title: Managing Director

                                        CARLYLE HIGH YIELD PARTNERS, L.P.

                                        By: TCG High Yield, L.L.C.,
                                             its General Partner

                                        By:  /s/ Jack Mann
                                           -------------------------------------
                                           Name:   Jack Mann
                                           Title:  Managing Director

                                        CB CAPITAL INVESTORS, LLC

                                        By: Chase Capital Partners, its Manager

                                        By:  /s/ Richard D. Waters
                                           -------------------------------------
                                           Name:   Richard D. Waters, Jr.
                                           Title:  General Partner--Mezzanine

                                        CONTINENTAL CASUALTY COMPANY

                                        By:  /s/ Richard W. Dubberke
                                           -------------------------------------
                                           Name:   Richard W. Dubberke
                                           Title:  Vice President

                                        GOLDMAN SACHS ASSET MANAGEMENT,
                                          in its capacity as the investment
                                          adviser of the Goldman Sachs High
                                          Yield Fund, a separate series of the
                                          Goldman Sachs Trust

                                        By:  /s/ Christopher Testa
                                           -------------------------------------
                                           Name:   Christopher Testa
                                           Title:  Vice President

                                        GOLDMAN, SACHS & CO.,
                                          as delegate of Goldman Sachs Asset
                                          Management International, in its
                                          capacity as the investment adviser of
                                          the Goldman Sachs Global High Yield
                                          Portfolio, a separate series of
                                          Goldman Sachs Funds, S.I.C.A.V.

                                        By:  /s/ Christopher Testa
                                           -------------------------------------
                                           Name:   Christopher Testa
                                           Title:  Vice President

                                        OZ MASTER FUND, LTD.

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SANKATY HIGH YIELD PARTNERS II, L.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        WAYLAND INVESTMENT FUND, LLC

                                        By: CFSC Wayland Advisors, Inc.,
                                              its Manager

                                        By:  [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                              Registration Rights and Stockhlders Agreement


                                      CHASE SECURITIES INC.


                                      By:  /s/ Jessica ^^^
                                         --------------------------------
                                         Name:  Jessica  ^^^
                                         Title: Vice President


                              Registration Rights and Stockhlders Agreement


                                      COINVESTMENT I, LLC

                                      By Laurence D. Fink,
                                      as Managing Member


                                      By:  /s/ Laurence D. Fink
                                         --------------------------------
                                         Name:  Laurence D. Fink
                                         Title: Managing Member


                       PUTNAM FIDUCIARY TRUST COMPANY on behalf of:

                                      PUTNAM HIGH YIELD FIXED INCOME FUND, LLC
                                      PUTNAM HIGH YIELD MANAGED TRUST


                      By:  /s/ John R. Verani
                         -----------------------------
                         Name:  John R. Verani
                         Title: Senior Vice President

                      PUTNAM INVESTMENT MANAGEMENT, INC. on behalf of:

                                      PUTNAM HIGH YIELD TRUST
                                      PUTNAM HIGH YIELD ADVANTAGE FUND
                                      PUTNAM VARIABLE TRUST-PVT HIGH YIELD
                                      FUND
                                      PUTNAM MASTER INCOME TRUST
                                      PUTNAM PREMIER INCOME TRUST
                                      PUTNAM MASTER INTERMEDIATE INCOME
                                      TRUST
                                      PUTNAM DIVERSIFIED INCOME TRUST
                                      PUTNAM FUNDS TRUST-PUTNAM HIGH YIELD
                                      PUTNAM STRATEGIC INCOME FUND
                                      PUTNAM VARIABLE TRUST-PVT DIVERSIFIED
                                      TRAVELERS SERIES FUND INC.-PUTNAM
                                      DIVERSIFIED INCOME

                      By:  /s/ John R. Verani
                         ------------------------------------------------
                          Name:  John R. Verani
                          Title: Senior Vice President

                      THE PUTNAM ADVISORY COMPANY, INC. on behalf of:

                          ABBOT LABORATORIES ANNUITY RETIREMENT
                          PLAN
                          AMERITECH CORPORATION PENSION PLAN
                          NORTHROP GRUMMAN EMPLOYEE BENEFIT
                          PLAN

                      By:  /s/ John R. Verani
                         ------------------------------------------------
                          Name:  John R. Verani
                          Title: Senior Vice President


                  Registration Rights and Stockholders Agreement


                                      Sun America Inc.
                                      -----------------------------------
                                      Name of Purchaser


                                      By:  /s/ Rafael Fogel
                                         --------------------------------
                                         Name:  Rafael Fogel
                                         Title: Authorized ^^^

                                  Schedule 1
                                  ----------

1.  Amended and Restated Investors' Rights Agreement, dated June 30, 1999.

2. Agreements contemplated by the Binding Memorandum of Understanding dated January 19, 2000 between the Issuer and Viatel, Inc.